UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): March 28, 2014
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OCLARO, INC.
(Exact name of Registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	000-30684 (Commission file number)	20-1303994 (I.R.S. Employer Identification Number)
2560 Junction Avenue, San Jose, California 95134 (Address of principal executive offices, zip code)
(408) 383-1400 (Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 28, 2014, Oclaro, Inc. (the “Company”) and its subsidiary, Oclaro Technology Limited (the “Borrower”), entered into a loan and security agreement (the “Loan Agreement”) with Silicon Valley Bank (the “Bank”) pursuant to which the Bank provided the Borrower with a three-year revolving credit facility of up to $40 million. Under the Loan Agreement, advances are available based on up to 80% of “eligible accounts” as defined in the Loan Agreement. The Loan Agreement has $10 million sub-facilities for letters of credit, foreign exchange contracts and cash management services.
The obligations of the Borrower under the Loan Agreement are guaranteed by the Company and certain subsidiaries of the Company (collectively, the “Guarantors”) pursuant to an Unconditional Guaranty in favor of the Bank (the “Guaranty”), and are secured by substantially all of the assets of the Borrower and the Guarantors, including a pledge of the capital stock holdings of the Borrower and the Guarantors in their direct subsidiaries.
Borrowings made under the Loan Agreement bear interest at a rate based on either the London Interbank Offered Rate plus 2.25% or Wall Street Journal’s prime rate plus 1.00%. If the sum of (a) the Borrower’s unrestricted cash and cash equivalents that are subject to the Bank’s liens less (b) the amount outstanding to the Bank under the Loan Agreement (such sum being “Net Cash”) is less than $15 million, then the interest rates in the previous sentence are increased by 0.75% until Net Cash exceeds $15 million for a calendar month. If interest paid under the Loan Agreement is less than $45,000 in any fiscal quarter, the Borrower is required to pay the Bank an additional amount equal to the difference between $45,000 and the actual interest paid during such fiscal quarter.
The obligations of the Borrower under the Loan Agreement may be accelerated, and the Guarantors may become obligated under the Guaranty, upon the occurrence of an event of default under the Loan Agreement. The Loan Agreement includes customary events of default.
The Loan Agreement contains covenants applicable to the Company, the Borrower and their subsidiaries, including a financial covenant that, on a consolidated basis, requires the Company to maintain a minimum fixed charge coverage ratio of no less than 1.10 to 1.00, if the Borrower has not maintained Net Cash of at least $15 million, and other customary covenants.
If the Loan Agreement terminates prior to its maturity date, the Borrower will pay a termination fee equal to 1% of the total credit facility if such termination occurs in the first year after closing, 0.75% of the total credit facility if such termination occurs in the second year after closing and 0.50% of the total credit facility if such termination occurs in the third year after closing.

The Loan Agreement and the Guaranty will be filed as exhibits to the Company’s Form 10-Q for the fiscal quarter ended March 29, 2014.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under An Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above with respect to the Loan Agreement and the Guaranty is incorporated herein in its entirety.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCLARO, INC.
Date: April 3, 2014	By:	/s/ David L. Teichmann
David L. Teichmann
Executive Vice President, General Counsel and Corporate Secretary